     As filed with the Securities and Exchange Commission on April 19, 2002

                                             Registration No. 333-______________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                             RELIANT RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

            DELAWARE                                             76-0655566
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      1111 LOUISIANA
       HOUSTON, TEXAS                                              77002
    (Address of principal                                        (Zip Code)
      executive offices)



                            RELIANT RESOURCES, INC.
                                2002 STOCK PLAN
                            (Full title of the plan)

                                Hugh Rice Kelly
         Senior Vice President, General Counsel and Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (713) 207-3000

                                   ----------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                  PROPOSED              PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                  OFFERING             AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE             PRICE               OFFERING          REGISTRATION
           TO BE REGISTERED                 REGISTERED          PER SHARE (1)          PRICE (1)               FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share  6,000,000 shares          $15.01             $90,060,000           $8,285.52
---------------------------------------------------------------------------------------------------------------------------

Preferred Stock Purchase Rights (2)      6,000,000 rights            (3)                  (3)                  (3)
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low prices of the Common Stock of Reliant Resources, Inc. reported on the New York Stock Exchange Composite Tape on April 16, 2002.

(2) Each share of Common Stock to be registered includes one associated Preferred Stock Purchase Right.

(3) No separate consideration is payable for the Preferred Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

================================================================================

                             INTRODUCTORY STATEMENT

                  Reliant Resources, Inc. (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its Common Stock, par value $.001 per share, and associated rights to purchase its Series A Preferred Stock, par value $.001 per share (such common stock and associated rights are collectively referred to in this Registration Statement as the "Common Stock"), issuable pursuant to the terms of the Reliant Resources, Inc. 2002 Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by the Company (File No. 001-16455) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

                  (2) the Company's Amended Current Report on Form 8-K/A dated September 26, 2001, as filed with the Commission on March 28, 2002;

                  (3) the Company's Current Report on Form 8-K dated December 18, 2001, as filed with the Commission on January 11, 2002;

                  (4) the Company's Current Report on Form 8-K dated February 5, 2002 (other than the information included in Item 9 therein), as filed with the Commission on February 5, 2002;

                  (5) the Company's Current Report on Form 8-K dated February 19, 2002, as filed with the Commission on March 6, 2002;

                  (6) the Company's Amended Current Report on Form 8-K/A dated February 19, 2002, as filed with the Commission on April 9, 2002;

                  (7) the Company's Current Report on Form 8-K dated March 15, 2002 (other than the information included in Item 9 therein), as filed with the Commission on March 15, 2002;

                  (8) the Company's Current Report on Form 8-K dated April 5, 2002, as filed with the Commission on April 8, 2002; and

                  (9) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 27, 2001 pursuant to the Exchange Act, as amended by Amendment No. 1 thereto on Form 8-A/A, as filed with the Commission on May 2, 2001.

                  All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

                  All of the Company's directors and officers will be covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.
                                       3

ITEM 8.  EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                           Report or            SEC File or
Exhibit                                                   Registration          Registration         Exhibit
Number                 Document Description                Statement               Number           Reference
------                 --------------------               ------------          ------------        ---------
4.1* -       Restated Certificate of Incorporation      Registration             333-48038              3.1
                                                        Statement on Form
                                                        S-1

4.2* -       Amended and Restated Bylaws of the         Registration             333-48038              3.2
             Company                                    Statement on Form
                                                        S-1

4.3* -       Specimen Stock Certificate                 Registration             333-48038              4.1
                                                        Statement on Form
                                                        S-1

4.4* -       Form of Rights Agreement effective as of   Registration             333-48038              4.2
             January 15, 2001 between the Company and   Statement on Form
             The Chase Manhattan Bank, as Rights        S-1
             Agent, including a Form of Rights
             Certificate

4.5 -        Form of Reliant Resources, Inc. 2002 Stock Plan

5.1  -       Opinion of Baker Botts L.L.P.

23.1  -      Consent of Deloitte & Touche LLP

23.2 -       Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1 -       Power of Attorney (included on the
             signature page to this Registration
             Statement)

----------

*        Incorporated herein by reference as indicated.

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 19, 2002.

                                                  RELIANT RESOURCES, INC.
                                                  (Registrant)



                                                  By: /s/ R. Steve Letbetter
                                                     ---------------------------
                                                        R. Steve Letbetter,
                                                      Chairman, President and
                                                      Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steve Letbetter, Stephen W. Naeve and Hugh Rice Kelly, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                             Signature                               Title                                 Date
                             ---------                               -----                                 ----
                    /s/ R. Steve Letbetter                           Chairman, President, Chief        April 19, 2002
          ------------------------------------------                 Executive Officer and
                       (R. Steve Letbetter)                          Director (Principal
                                                                     Executive Officer and
                                                                     Director)

                     /s/ Stephen W. Naeve                            Executive Vice President          April 19, 2002
          ------------------------------------------                 and Chief Financial
                        (Stephen W. Naeve)                           Officer (Principal
                                                                     Financial Officer)


                   /s/ Mary P. Ricciardello                          Senior Vice President and         April 19, 2002
          ------------------------------------------                 Chief Accounting Officer
                      (Mary P. Ricciardello)                         (Principal Accounting
                                                                     Officer)

                    /s/ James A. Baker, III                          Director                          April 19, 2002
          ------------------------------------------
                       (James A. Baker, III)



                      /s/ Milton Carroll                             Director                          April 19, 2002
          ------------------------------------------
                         (Milton Carroll)



                       /s/ L. Lowry Mays                             Director                          April 19, 2002
          ------------------------------------------
                          (L. Lowry Mays)



                      /s/ Philip Miller                              Director                          April 19, 2002
          ------------------------------------------
                         (Philip Miller)

                                INDEX TO EXHIBITS


                                                           Report or            SEC File or
Exhibit                                                   Registration          Registration         Exhibit
Number                 Document Description                Statement               Number           Reference
------                 --------------------               ------------          ------------        ---------
4.1* -       Restated Certificate of Incorporation      Registration             333-48038              3.1
                                                        Statement on Form
                                                        S-1

4.2* -       Amended and Restated Bylaws of the         Registration             333-48038              3.2
             Company                                    Statement on Form
                                                        S-1

4.3* -       Specimen Stock Certificate                 Registration             333-48038              4.1
                                                        Statement on Form
                                                        S-1

4.4* -       Form of Rights Agreement effective as of   Registration             333-48038              4.2
             January 15, 2001 between the Company and   Statement on Form
             The Chase Manhattan Bank, as Rights        S-1
             Agent, including a Form of Rights
             Certificate

4.5 -        Form of Reliant Resources, Inc. 2002 Stock
             Plan

5.1  -       Opinion of Baker Botts L.L.P.

23.1  -      Consent of Deloitte & Touche LLP

23.2 -       Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1 -       Power of Attorney (included on the
             signature page to this Registration
             Statement)

----------

*        Incorporated herein by reference as indicated.